Blue Sphere Corporation 10-Q

Exhibit 10.5

AMENDMENT #3

TO THE SECURITIES PURCHASE AGREEMENT AND

TO THE $1,579,500 PROMISSORY NOTE

This Amendment #3, dated April 13, 2017 (this “Amendment”), is by and between Blue Sphere Corporation, a Nevada corporation (the “Issuer”) and JMJ Financial (the “Investor”) (referred to collectively herein as the “Parties”).

WHEREAS, the Issuer and the Investor entered into a Securities Purchase Agreement Document SPA-10212016 (the “SPA”) dated as of October 24, 2016, pursuant to which the Issuer issued to the Investor a $1,053,000 Promissory Note (the “Note”), a Warrant, and Origination Shares (All capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA).

WHEREAS, the Issuer and the Investor previously entered into Amendment #1 to the SPA and the Note dated February 15, 2017;

WHEREAS, the Issuer and the Investor previously entered into a Letter Agreement dated March 1, 2017 extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #2 to the SPA and the Note dated March 14, 2017; and

WHEREAS, the Issuer and the Investor previously entered into a second Letter Agreement dated April 4, 2017 further extending certain deadlines in the Note and in the Warrants issued under the SPA.

NOW, THEREFORE, the Issuer and the Investor agree to amend the SPA and the Note as follows:

1.

Extension of Maturity Date. In the sentence in the Note that states “The Maturity Date is the earlier of April 15, 2017 or the third business day after the closing of the Public Offering,” the date of April 15, 2017 shall be replaced with the date of May 1, 2017.

2.

Extension of Origination Shares Dates. The references to the date of April 15, 2017 in Sections 1.3.1 and 1.3.2 of the SPA shall be replaced with the date of May 1, 2017.

3.

Conditional Waiver of Default. The Investor conditionally waives the defaults for the Issuer’s failure to meet the original Maturity Date of the Note and delivery date for the Origination Shares, but the Investor does not waive any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion) and the Investor’s conditional waiver is conditioned on the Issuer’s not being in de fault of and not breaching any term of the Note or the SPA or any other Transaction Documents at any time subsequent to the date of this Amendment (if the Issuer triggers an event of default or breaches any term of the Note, the SPA, or the Transaction Documents at any time subsequent to the date of this Amendment, the Investor may issue a notice of default for the Issuer’s failure to meet the original Maturity Date of the Note and delivery date of the Origination Shares.

ALL OTHER TERMS AND CONDITIONS OF THE SPA AND THE NOTE, AS PREVIOUSLY AMENDED, REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this Amendment by signing below:

/s/ Shlomi Palas	/s/ JMJ Financial
Shlomi Palas	JMJ Financial
Blue Sphere Corporation	Its Principal
Chief Executive Officer

[Amendment #3 Signature Page]